                                                                  EXHIBIT 4.8(m)


                    SECURITY AGREEMENT AND PLEDGE OF STOCK
                    --------------------------------------
                                  (Illinois)


          THIS SECURITY AGREEMENT AND PLEDGE OF STOCK ("Agreement") is made and entered into this 30th day of June, 1998, by and between EMPRESS ENTERTAINMENT, INC., a Delaware corporation, hereinafter referred to as "Debtor", and WELLS FARGO BANK, National Association, as Agent Bank on behalf of itself and each of the Banks described hereinbelow, hereinafter referred to as "Secured Party".

                               R E C I T A L S:
                               - - - - - - - -

          A. Reference is made to that certain Credit Agreement, dated as of June 17, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among EMPRESS ENTERTAINMENT, INC., a Delaware corporation, EMPRESS CASINO JOLIET CORPORATION, an Illinois corporation and EMPRESS CASINO HAMMOND CORPORATION, an Indiana corporation (collectively the "Borrowers"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), WELLS FARGO BANK, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with its successors and assigns, the "L/C Issuer"), and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks").

          B. In this Agreement, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Credit Agreement and any reference to a provision of the Credit Agreement shall be deemed to incorporate that provision as a part hereof in the same manner and with the same effect as if the same were fully set forth herein.

          C. Debtor is the owner of all of the outstanding stock (collectively the "Pledged Stock") of the following Subsidiary (collectively the "Pledged Subsidiary"):

               (i) Empress Casino Joliet Corporation, an Illinois corporation ("ECJC") represented by Stock Certificate No. 66, dated June 5, 1998, for One Thousand (1,000) shares of the common voting capital stock of ECJC.

          D. This Agreement is governed by the Illinois Riverboat Gambling Act and the regulations promulgated thereunder ("Illinois Gaming Laws") as enforced by the Illinois Gaming Board ("Illinois Gaming Authority") as to the Pledged Stock of ECJC.

                                  AGREEMENTS:
                                  ----------

          In consideration of the terms and conditions set forth herein and the making of the Bank Facilities by Banks, the parties agree as follows:

          1. As security for the performance by Borrowers of each and every term and provision contained in the Credit Agreement and the due and punctual payment of the Revolving Credit Note, the Swingline Note and all other amounts owing under any of the Loan Documents (collectively the "Secured Obligations"), and, subject to the receipt of all necessary approvals under the Illinois Gaming Laws, Debtor hereby pledges, assigns, and transfers as security the Pledged Stock to Secured Party, and grants to Secured Party a security interest in the Pledged Stock, together with all rights, products, proceeds, dividends, redemption payments, liquidation payments, instruments and any other securities derived therefrom, substituted therefor or otherwise subject to the lien hereof pursuant to the provisions hereof, all of which shall be treated as part of the Pledged Stock and collateral hereunder.

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          2.   Debtor represents and warrants that: (a) the Pledged Stock represents all of the issued and outstanding shares of the common voting capital stock of the Pledged Subsidiary and the Pledged Subsidiary has not issued any shares of non-voting capital stock, (b) the Pledged Subsidiary has not authorized or issued any class of stock other than common voting and non-voting stock, (c) it is the legal, record and beneficial owner of, has good and marketable title to and has the right to pledge and create a security interest in the Pledged Stock, subject to Illinois Gaming Authority approval, (d) the Pledged Stock is validly issued, fully paid and non-assessable and is not subject to any lien, pledge, charge, encumbrance or security interest (other than the security interest hereby created in favor of Secured Party) or right or option on the part of any third Person to purchase or otherwise acquire the Pledged Stock or any part thereof nor is the Pledged Stock subject to any restriction relating to the voting or other rights attaching thereto, other than those imposed by and under the Illinois Gaming Laws and under the EEI Shareholders Agreement, (e) this Agreement and the delivery of the Pledged Stock to Secured Party creates a valid and enforceable perfected lien on all of the Pledged Stock in favor of the Secured Party for the benefit of the Banks,
(f) except for the required consents and approvals under the Illinois Gaming Laws specified herein, no consent, filing, recording or registration is required to perfect the lien purported to be created by this Agreement, and (g) each of the representations and warranties contained in Article IV of the Credit Agreement is true and correct. Debtor covenants and agrees that it will defend Secured Party's right, title and lien in and to the Pledged Stock against the claims and demands of all Persons and that it will have like title to and right to pledge any other property at any time hereafter pledged to the Secured Party as Pledged Stock.

          3. Concurrently herewith, Debtor shall cause to be delivered to Secured Party the certificate or certificates evidencing the Pledged Stock (each individually a "Certificate" and collectively the "Certificates") together with an Irrevocable Stock Power with respect to each of the Certificates in the form of Exhibit A, affixed hereto and by this reference incorporated herein and made a part hereof (the "Stock Power"). Each Certificate evidencing the Pledged Stock shall be delivered to Secured Party in suitable form for transfer by delivery and shall be accompanied by a duly executed Stock Power, all in form and substance reasonably satisfactory to Secured Party. Secured Party agrees to hold all Certificates evidencing the Pledged Stock within the State of Nevada (or such other location or locations as may be required by the Illinois Gaming Authority) at all times during the life of this Agreement, and to make such certificates available for inspection by the Illinois Gaming Authority or its agents or representatives.

          4. Upon the full and complete satisfaction of the Revolving Credit Note, the Swingline Note and all other amounts owing under any of the Loan Documents and termination of the Bank Facilities, Secured Party shall release its security interest hereunder, and will deliver to Debtor the Certificates evidencing the Pledged Stock, together with all Stock Powers, and Secured Party shall, at the request and expense of Debtor, file such documents and take such action as may be required by law or as Debtor may reasonably request, at Debtor's expense, to release Secured Party's security interest in the Pledged Stock.

          5. Secured Party shall have with respect to the Pledged Stock the rights and obligations of a secured party under the Nevada Uniform Commercial Code, Chapter 104 of the Nevada Revised Statutes (the "Code"). Such rights shall include, without limitation:

               a. The right, subject to the approval of the Illinois Gaming Authority, upon the occurrence of an Event of Default, to have the Pledged Stock or any part thereof transferred to its own name or to the name of its nominee; or, if any Pledged Stock has been sold by Secured Party in foreclosure after the occurrence of an Event of Default, to have such Pledged Stock transferred to and issued in the name of the purchaser.

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               b.   The right, subject to the approval of the Illinois Gaming
Authority, upon the occurrence of an Event of Default, to sell, assign or deliver as many shares of the Pledged Stock as is reasonably necessary to repay the defaulted Secured Obligations owing the Banks, together with expenses, including, but not limited to, reasonable selling expenses, broker's fees and attorneys' fees attendant upon such sale and repayment, at public or private sale, as Secured Party, in its sole option, may elect, either for cash or on credit, without assumption of any credit risk and without demand or advertisement, unless otherwise required by law.

          6. Debtor hereby covenants, agrees and acknowledges that an "Event of Default" shall exist under this Agreement upon the occurrence of any of the following events or conditions, and without the necessity of any demand or notice except as may be expressly required herein or under the Credit Agreement or under applicable law:

               a. the occurrence of any "Event of Default" as defined and described in the Credit Agreement; and/or

               b. any default hereunder not cured within thirty (30) days after written notice from Agent Bank.

          7. Subject to the Illinois Gaming Laws, at any private or public sale of the Pledged Stock or any part thereof, Secured Party may purchase and pay for the same by cancellation of a principal amount of the Credit Facility and Notes or other amounts owing under the Credit Agreement and Loan Documents equal to the purchase price and free of any right of redemption on the part of Debtor. For the purpose of this Paragraph, the "Purchase Price" where the Pledged Stock is listed on any publicly traded stock exchange ("Exchange"), shall be deemed to be the mean of the high and low selling prices in that Exchange on the date of sale. Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Stock at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach

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and negotiate with a limited number of potential purchasers; and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Stock for their own account for investment and not with a view to the distribution or resale thereof. In the event that the Pledged Stock is sold at private sale, Debtor agrees that if the Pledged Stock is sold for a price which Secured Party in good faith believes to be reasonable under the circumstances then existing, then: (aa) the sale shall be deemed to be commercially reasonable in all respects; (bb) the credit against the Secured Obligations, to which Debtor may be entitled, shall not exceed the purchase price; and (cc) Secured Party shall not incur any liability or responsibility to Debtor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Debtor recognizes that a ready market may not exist for the Pledged Stock if it is not regularly traded on a recognized securities exchange, and that a sale by Secured Party of the Pledged Stock for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell the Pledged Stock. Secured Party agrees, however, that the Debtor shall have all rights, including rights of notice, provided by the Code. In any case where notice is required, thirty (30) days notice shall be deemed to be reasonable notice. In the event of any sale hereunder, Secured Party shall apply the proceeds in the order set forth in Section 7.03 of the Credit Agreement. Secured Party may resort to the Pledged Stock or any portion thereof with no requirement on the part of Secured Party to proceed first against any other Person or Collateral or under any other Security Documentation. Additionally, (a) Debtor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Stock, whether before or after sale hereunder and all rights, if any, of marshalling of the Pledged Stock and any other security for the obligations of the Borrowers under the Credit Agreement or otherwise; (b) neither Secured Party nor any of the Banks shall be liable for failure to collect or realize upon any or all of the

Pledged Stock or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; (c) Debtor agrees it will not sell or otherwise dispose of or create any lien on any portion of the Pledged Stock (except as permitted by the Credit Agreement); and (d) Debtor agrees to promptly take all actions required under applicable law to maintain the perfection of the security interest in the Pledged Stock in the event that such stock is or becomes uncertificated and to take such actions as the Secured Party reasonably deems necessary or desirable to effect the foregoing and to permit the Secured Party to exercise any of its rights and remedies hereunder.

          8. While the Pledged Stock shall continue to be held by Secured Party pursuant to this Agreement, so long as no Event of Default has occurred and remains continuing and until written notice from Secured Party: (a) Debtor shall be entitled to exercise any rights or subscription privileges accruing to it as the owner of the Pledged Stock which are not inconsistent with the terms of this Agreement or the Credit Agreement or any other Loan Document or any other instrument or agreement referred to herein or therein, or which would have the effect of impairing the position or interest of Secured Party, any Bank or holder of the Revolving Credit Note or Swingline Note, provided, however, that any additional shares of stock purchased or otherwise received on account of any such rights or subscription privileges shall be delivered to Secured Party, together with an appropriate Stock Power, and shall be treated as part of the Pledged Stock; and (b) Debtor shall be entitled to receive and to retain and use any dividends or distributions paid in respect of the Pledged Stock. The Secured Party shall also be entitled to receive directly, and retain as part of the Collateral:

               a. all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Stock;

               b. all other or additional stock or securities or property (other than cash) paid or distributed in respect of the Pledged Stock by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

               c. all other or additional stock or other securities or property (other than cash) which may be paid in respect of the Pledged Stock by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

          9. Notwithstanding anything to the contrary herein, the parties hereto will at all times comply with all Securities and Exchange Commission, Illinois Gaming Authority and other regulatory requirements with respect to its ownership and pledge of the Pledged Stock.

          10. Upon any Event of Default hereunder, subject to applicable law and the requirements of the Illinois Gaming Authority: (a) Secured Party shall have the right, upon written notice to Debtor, but shall not be required, to vote or give its consent with respect to the voting of any or all of the Pledged Stock, and in such event and for such purpose Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of the Debtor, with full power of substitution to do so, and (b) Secured Party shall be entitled to receive all dividends and distributions (other than Tax Distributions) and apply the same toward payment of the Secured Obligations owing under the Bank Facilities in the manner and sequence set forth in Section
7.03 of the Credit Agreement.

          11. The Debtor represents to Secured Party that the Debtor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Stock including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights, and the Debtor agrees that Secured Party shall have no responsibility or liability for informing the Debtor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

          12. No renewal, extension or modification of the Credit Agreement, Revolving Credit Note, Swingline Note or any other Loan Document, no release or surrender of any Pledged Stock as security hereunder, no invalidity, irregularity or unenforceability of all or any part of this Agreement or any other Loan Document and no delay in exercising any right or power with respect thereto or hereunder shall affect the rights of Secured Party with respect to the Pledged Stock or any part thereof. Secured Party's rights, liens and security interests hereunder shall continue unimpaired and Debtor shall be and remain obligated in accordance with the terms hereof notwithstanding any compromise or other indulgence granted by Secured Party. The Debtor hereby waives notice of acceptance of this Agreement and of extensions of credit, loans, advances, or other financial assistance made by Banks to Borrowers. The Debtor further waives presentment and demand for payment on the Notes, protest and notice of dishonor or default with respect to the Notes or any other Loan Document, and all other notices to which the Debtor might otherwise be entitled except as herein otherwise expressly provided or as otherwise provided in the Credit Agreement or Notes.

          13. All notices and other communications provided to any party hereto under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

          14. Whether or not the transactions contemplated hereunder are completed, the Debtor will pay all expenses relating to this Agreement, including, but not limited to:

               a. All reasonable costs, outlays, attorneys' fees and expenses of any kind and character had or incurred in the enforcement or defense of any of the provisions of this Agreement, the preparation for, negotiations regarding,

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consultations concerning, or the defense of legal proceedings involving any claim or claims made or threatened against Secured Party or any Bank arising out of this transaction or the protection of the Pledged Stock securing the Bank Facilities or advances made hereunder;

               b. All taxes levied against or paid by Secured Party (other than taxes on, or measured by, the income of Secured Party) and all filing and recording fees, costs, expenses which may be incurred by Secured Party in respect of the filing and/or recording of any document or instrument relating to the transactions described in this Agreement.

          15. Debtor agrees that it will duly execute and deliver to Secured Party any additional documents which may be reasonably required by Secured Party to give full effect to, perfect or protect the pledge and security interest granted to Secured Party hereunder or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Pledged Stock and to preserve, protect and maintain the Pledged Stock, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Stock. Debtor hereby consents and agrees that the issuers of the Pledged Stock, or any registrar or transfer agent or trustee for any of the Pledged Stock, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by Debtor or any other Person to such issuers or to any such registrar or transfer agent or trustee.

          16. Debtor agrees to assist Secured Party in obtaining all approvals of the Illinois Gaming Authority or any other Governmental Authority that are required by law for or in connection with any action or transaction contemplated by this Agreement or by the Code and, at Secured Party's request after and during the continuance of an Event of Default, to prepare, sign and file with the Illinois Gaming Authority the transferor's portion of any application or applications for consent to the transfer of control thereof

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necessary or appropriate under applicable Illinois Gaming Laws for approval of any sale or transfer of the Pledged Stock pursuant to the exercise of Secured Party's remedies hereunder and under the Loan Documents.

          17. This Agreement shall be binding upon and inure to the benefit of the Debtor, Secured Party and their respective legal representatives, heirs, successors and assigns, and the authorized transferees and holders of the Revolving Credit Note and the Swingline Note; provided, however, that Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Secured Party.

          18. This Agreement, including the exhibits and other agreements referred to herein, constitutes the entire agreement between the parties relating to the subject matter hereof and cannot be changed or terminated orally, and shall be deemed effective as of the date it is accepted by Secured Party.

          19. Other than with respect to compliance with the Illinois Gaming Laws and the requirements of the Illinois Gaming Authority, this Agreement shall be governed and construed under the laws of the State of Nevada in all respects, including, but not limited to, matters of perfection, construction, validity, performance and discharge. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under said laws. However, if any provision of this Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          20.  Time is of the essence of this Agreement.

          21.  Debtor and Secured Party further agree that:

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               (a)  This Agreement shall not be effective until it is approved by the Illinois Gaming Authority. In this regard, Debtor represents to Secured Party that it has obtained all necessary consents from the Illinois Gaming Authority for the execution of this Agreement, delivery to Secured Party of the Pledged Stock and execution and delivery of the Stock Powers; and

               (b) Notwithstanding approval by the Illinois Gaming Authority pursuant to paragraph (a), other approvals may be required before certain transactions relating to this Agreement may occur, including, but not limited to, the following:

                    (1) Any re-registration or action similar to re-registration of the Pledged Stock must be approved in advance by the Illinois Gaming Authority;

                    (2) Any foreclosure, sale, transfer, or other disposition of the Pledged Stock must be approved in advance by the Illinois Gaming Authority, and shall not be effective unless so approved; and

                    (3) The payment or receipt of any money or other thing of value constituting any part of the consideration for the transfer or acquisition of the Pledged Stock must be approved in advance by the Illinois Gaming Authority, except that such consideration may be placed in escrow pending the necessary approvals.

          22. Debtor agrees to indemnify and hold harmless Secured Party in accordance with the provisions of Section 5.14 of the Credit Agreement which is incorporated by this reference as though fully set forth herein.

          23. This Security Agreement and Pledge of Stock may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon

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the same instrument. All such counterparts shall together constitute one and the same document.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first hereinabove written.

DEBTOR:                                 SECURED PARTY:

EMPRESS ENTERTAINMENT, INC.,            WELLS FARGO BANK,
a Delaware corporation                  National Association,
                                        Agent Bank

By /s/ John Costello                    By /s/ Joseph Brady
  -------------------------------         ------------------------------
       John Costello,                          Joseph Brady
       Chief Financial Officer                 Senior Vice President


STATE OF Illinois   )
                    ) ss
COUNTY OF Cook      )

     Before me, a Notary Public in and for the State of Illinois, personally appeared John Costello, the Vice President - CEO of EMPRESS ENTERTAINMENT, INC., who being first duly sworn, acknowledged the execution of the foregoing Security Agreement and Pledge of Stock for and on behalf of said EMPRESS ENTERTAINMENT, INC.

     WITNESS my hand and Notarial Seal this 30th day of June, 1998.


     [SEAL]                                         /s/ Joanne Bruen
                                                    ---------------------------
Printed Name Joanne Bruen
I am a resident of Cook County, Illinois.
My commission expires: 10/14/00

STATE OF Illinois   )
                    ) ss
COUNTY OF Cook      )

     This instrument was acknowledged before me on June 30, 1998, by Joseph L Brady as Sr Vice President of/for WELLS FARGO BANK, National Association.

/s/ Joanne Bruen                                             [SEAL]
----------------------------
Notary Public

                            IRREVOCABLE STOCK POWER
                            -----------------------

KNOW ALL MEN BY THESE PRESENTS:

          That EMPRESS ENTERTAINMENT, INC., a Delaware corporation, for value received has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto _______________________, One Thousand (1,000) shares of the common voting stock of Empress Casino Joliet Corporation, an Illinois corporation, standing in its name on the books of said corporation represented by Certificate No. 66 herewith and does hereby constitute and appoint Wells Fargo Bank, National Association, Agent Bank, as its true and lawful attorney, IRREVOCABLY, for it and in its name and stead to sell, assign, transfer, hypothecate, pledge and make over all or any part of the said stock and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said Attorney shall lawfully do by virtue hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand on this 17 day of June, 1998.


                                              EMPRESS ENTERTAINMENT, INC.,
                                              a Delaware corporation


                                              By /s/ John Costello
                                                ----------------------------
                                                     John Costello
                                                     Chief Financial Officer

STATE OF ILLINOIS )
                  ) ss
COUNTY OF COOK    )


          Before me, a Notary public in and for the State of Illinois, personally appeared John Castello, the Vice President - CFO of EMPRESS ENTERTAINMENT, INC., who being first duly sworn, acknowledged the execution of the foregoing Irrevocable Stock Power for and on behalf of said EMPRESS ENTERTAINMENT, INC.

          WITNESS my hand and Notarial Seal this 30th day of June, 1998.

          [SEAL]
                                            Joanne Bruen
                                            -------------------------
                                            Printed Name Joanne Bruen
                                                         ------------

          I am a resident of Cook County, Illinois.
          My commission expires: 10/14/00

                                      -2-